EXHIBIT 4

AUDIT COMMITTEE CHARTER

EXCELSIOR PRIVATE MARKETS FUND III (TI), LLC

EXCELSIOR PRIVATE MARKETS FUND III (TE), LLC

EXCELSIOR PRIVATE MARKETS FUND III (MASTER), LLC

September 25, 2013

This charter sets forth the purpose, authority and responsibilities of the Audit Committee of the Board of Managers (the “Board”) of Excelsior Private Markets Fund III (TI), LLC, Excelsior Private Markets Fund III (TE), LLC and Excelsior Private Markets Fund III (Master), LLC (each, a “Company”).

Purposes

The Audit Committee of the Board (the “Committee”) has, as its primary purpose, oversight responsibility with respect to: (a) the adequacy of the Company’s financial reporting; (b) the integrity of the Company’s financial statements and the independent audit thereof; (c) the adequacy of the Company’s overall system of internal controls and, as appropriate, the internal controls of certain service providers; (d) the Company’s compliance with certain legal and regulatory requirements; and(e) determining the qualification and independence of the Company’s independent auditors.

Authority

The Committee has been duly established by the Board and shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company. The Committee has the authority and responsibility to retain and terminate the Company’s independent auditors. In connection therewith, the Committee must evaluate the independence of the Company’s independent auditors and receive the auditors’ specific representations as to their independence.

Composition and Term of Committee Members

The Committee shall be comprised of the Managers who are “Independent Managers,” which term shall mean each Manager (i) who is not an “interested person,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company; and (ii) who has not accepted directly or indirectly any consulting, advisory, or other compensatory fee from the Company (other than fees for serving as a Manager or member of such Company’s Audit Committee). Each Manager serving on the Committee shall have no relationship to the Company or its investment adviser that may interfere with the exercise of independence from management and the Company. The members of the Committee shall designate one member to serve as Chairman of the Committee.

Each member of the Committee shall serve until a successor is appointed.

The Board shall determine whether: (i) the Committee has at least one member who is an “audit committee financial expert,” (“ACFE”) as such term is defined in the rules adopted by the Securities and Exchange Committee (the “SEC”) to implement Section 407 of the Sarbanes-Oxley Act of 2002. The designation of a person as an ACFE shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

Meetings

The Committee shall meet on a regular basis and no less frequently than semi-annually. Periodically, the Committee shall meet to discuss with management the annual audited financial statements and quarterly or semi-annual financial statements. Periodically, the Committee should meet separately with management, the Company’s administrator and independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company’s investment adviser or the Company’s legal counsel (or counsel to the Independent Managers of the Board) or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Minutes of each meeting will be taken and circulated to all members of the Committee in a timely manner.

Any action of the Committee requires the vote of a majority of the Committee members present, whether in person or otherwise, at the meeting at which such action is considered. At any meeting of the Committee, one member of the Committee shall constitute a quorum for the purpose of taking any action. The Committee will endeavor to ensure that as many members as possible participate in each meeting.

Duties and Powers and of the Committee

The duties and powers of the Committee include, but are not limited to, the following:

•	bear direct responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors must report directly to the Committee;
•	set the compensation of the independent auditors, such amount to be paid by the Company;
•	evaluate the independence of the Company’s independent auditors and receive the auditors’ specific representations as to their independence;
•	to the extent required by applicable law, pre-approve: (i) all audit and non-audit services that the Company’s independent auditors provide to the Company, and (ii) all non-audit services that the Company’s independent auditors provide to the Company’s investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Company, if the engagement relates directly to the operations and financial reporting of the Company;

•	meet with the Company’s independent auditors, including private meetings, as necessary to (i) review the arrangements for and scope of the annual audit and any special audits; (ii) discuss any matters of concern relating to the Company’s financial statements, including any adjustments to such statements recommended by the auditors, or other results of the audit; (iii) consider the auditor’s comments with respect to the Company’s financial policies, procedures and internal accounting controls and management’s responses thereto; and (iv) review the form of opinion the auditors propose to render to the Managers and the members of the Company;
•	review reports prepared by the Company’s independent auditors detailing the fees paid to the Company’s independent auditors for: (i) audit services (includes all services necessary to perform an audit, services provided in connection with statutory and regulatory filings or engagements and other services generally provided by independent auditors, such as comfort letters, statutory audits, attest services, consents and assistance with, and review of, documents filed with the SEC; (ii) audit-related services (covers assurance and due diligence services, including, employee benefit plan audits, due diligence related to mergers and acquisitions, consultations and audits in connection with acquisitions, internal control reviews and consultations concerning financial accounting and reporting standards); (iii) tax services (services performed by a professional staff in the accounting firm’s tax division, except those services related to the audit, including tax compliance, tax planning and tax advice); and (iv) other services (includes financial information systems implementation and design);
•	ensure that the Company’s independent auditors prepare and deliver annually to the Committee a written statement describing: (i) the auditors’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried our by the auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company;
•	receive and review periodic written reports or updates from the Company’s independent auditors regarding any: (i) critical accounting policies to be used; (ii) alternative accounting treatments that have been discussed with the Company’s management along with a description of the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; (iii) material written communications between the auditor and management of the Company; and (iv) all non-audit services provided to any entity in the Company’s investment company complex that were not pre-approved by the Committee;
•	review results of the Company’s annual audit and semi-annual financial statements, including any reports on the Company’s internal control over financial reporting.

Receive reports made by the Company’s chief financial officer or members of his staff concerning the internal accounting of the Company’s custodian, investment adviser and administrator;
•	receive reports, either directly or through the Company’s chief compliance officer, after an internal audit of the Company’s investment adviser and affiliated service providers, to the Company that discuss significant risks and exposures, if any, to the Company’s risk management processes and system of internal control, and the steps taken to monitor and minimize such risks;
•	review of any issues brought to the Committee’s attention by independent auditors or the Company’s management, including those relating to any deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;
•	review and evaluate the qualifications, performance and independence of the lead partner of the Company’s independent auditors;
•	require the Company’s independent auditors to report any instance of an audit partner of those auditors earning or receiving compensation based on that partner procuring engagements with the Company to provide any services other than audit, review or attest services;
•	resolve any disagreements between the Company’s management and independent auditors concerning the Company’s financial reporting;
•	to the extent there are Managers who are not members of the Committee, report its activities to the full Board on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;
•	review the Committee’s charter at least annually and recommend any material changes to the Board; and
•	review such other matters as may be appropriately delegated to the Committee by the Board.

EXHIBIT 4

NOMINATING COMMITTEE CHARTER

EXCELSIOR PRIVATE MARKET FUND III (TI), LLC

EXCELSIOR PRIVATE MARKET FUND III (TE), LLC

EXCELSIOR PRIVATE MARKET FUND III (MASTER), LLC

(collectively, the “Excelsior Private Market Funds III”)

Nominating Committee Charter and Procedures

Organization

The Nominating Committee (the “Committee”) of each fund referred to above (each, the “Fund”) shall be composed solely of members of the Board of Managers (“Managers”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“Independent Managers”). The Board of Managers (the “Board”) shall select the members of the Committee and each member shall serve until a successor is duly elected or such member is removed or resigns. The Board shall also designate the Chairperson of the Committee. The Committee shall meet with such frequency, and at such times, as determined by the Chairperson of the Committee or a majority of the Committee members. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The Committee may meet in person or by telephone, or other communication method by means of which all persons participating in the meeting can hear each other at the same time. The Chairperson will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member, normally at least one week before the meeting. The Chairperson will cause minutes of each Committee meeting to be prepared and distributed to Committee members for approval. The Committee may ask legal counsel, representatives of the investment adviser, or others to attend Committee meetings and provide pertinent information as necessary.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Managers of the Fund.

Evaluation of Potential Nominees

The Board believes that a Manager’s qualifications, experience, attributes and skills involve intangible elements, such as intelligence, work ethic, the ability to work together, to communicate effectively, to exercise judgment, to ask incisive questions, and to manage people and problems or to develop solutions. In evaluating potential Manager nominees (including any nominees recommended by Fund investors as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant:

•	the character and integrity of the person;
•	whether or not the person is qualified under applicable laws and regulations to serve as a Manager of the Fund;
•	whether or not the person has any relationships that might impair his or her service on the Board;

•	whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Managers on the Board;
•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes;
•	whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Manager of the Fund;
•	for nomination of a current Manager, whether or not the Manager has demonstrated a commitment to discharging the oversight responsibilities of a Manager; and
•	a demonstrated record of professional accomplishment.

When evaluating candidates for a position on the Board, the Committee shall consider the potential impact of the candidate, along with his/her particular experiences, on the Board as a whole. The diversity of a candidate’s background, experiences or individual qualities and attributes, when considered in comparison to those of other members of the Board, may or may not impact the Committee’s view as to the candidate.

Sources for Identification of Nominees

In identifying potential nominees for the Board, the Committee may consider candidates recommended by one or more of the following sources: (1) the Fund’s current Managers, (2) the Fund’s officers, (3) the Fund’s investors (see below) and (4) any other source the Committee deems to be appropriate. The Committee may, but is not required to, retain a third party search firm, at the Fund’s expense, to identify potential candidates.

Submission of Nominations

While the Committee is solely responsible for the selection and nomination of Managers, the Committee may consider nominees recommended by Fund investors. The Committee will consider recommendations for nominees from Fund investors sent to the Secretary of the Fund, Marina Belaya, at 100 Federal Street, Boston, Massachusetts 02110. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed pursuant to Item 22(b) of Schedule 14A, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by Fund investors, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Managers

After a determination by the Committee that a person should be selected and nominated as a Manager of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Procedural Matters

The Committee shall meet periodically as it deems necessary, and shall prepare minutes of and report to the Board on its meetings.

The Committee shall have the authority to make reasonable expenditures, including expenditures to retain experts and counsel, related to the aforementioned duties and tasks that will be reimbursed by the Fund.

The Committee shall review the Charter and Procedures from time to time, as it considers appropriate.

Adopted: April 15, 2013

PROXY TABULATOR
P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call [1-800-690-6903]

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD DO
NOT MAIL YOUR PROXY CARD IF YOU VOTE BY
INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M83842-S29572 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

EXCELSIOR PRIVATE MARKETS FUND III (MASTER), LLC

Proposals – The Board of Managers recommends a vote FOR Proposals 1 and 2.	For	Against	Abstain

1. Approval of New Advisory Agreement	☐	☐	☐
2. Approval of Sub-Advisory Agreement	☐	☐	☐
	For	Withhold
3. Election of Managers
Virginia G. Breen	☐	☐
Thomas F. McDevitt	☐	☐
4. In their discretion, on such other business as may properly come before the Meeting or any adjournment or postponement thereof.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” Proposals 1, 2 and the election of Managers in Proposal 3.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” each Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this proxy card. Individuals, joint tenants and IRA investors, please sign exactly as name appears on this proxy card. With respect to entity investors, each person required to sign under the investor's governing documents must sign. Executors, administrators, trustees,

etc. should give their full title. If more than one authorized signatory is required, each signatory should sign. If units in the Fund are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Members, Proxy Statement, Annual Report and Semi-Annual Report are available at www.proxyvote.com.

M83843-S29572

EXCELSIOR PRIVATE MARKETS FUND III (MASTER), LLC

PROXY SOLICITED ON BEHALF OF THE

BOARD OF MANAGERS FOR THE

SPECIAL MEETING OF MEMBERS TO BE HELD ON AUGUST 6, 2015

The undersigned hereby appoints ____________ and ______________ as proxy, with full power to appoint one or more substitutes, and hereby authorizes each of them (with full power to act alone) to represent and to vote, as designated on the reverse side, the units in Excelsior Private Markets Fund III (Master), LLC (the “Fund”) held of record by the undersigned on June 29, 2015, at the Special Meeting (the “Meeting”) of Members of the Fund to be held at the offices of Bank of America, 225 Franklin Street, Boston, MA 02110 on August 6, 2015 at [11:00 a.m.] (Eastern Time) and at any and all adjournments and postponements thereof, with all the powers the undersigned would possess if personally present at such Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the units in the Fund covered hereby. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as specified on the reverse side on the proposals set forth in the Proxy. I acknowledge receipt of the Notice of Special Meeting of Members and the Proxy Statement dated __________, 2015.

Only properly executed proxies received before the Meeting
will be voted at the Meeting or any adjournment or postponement thereof.